UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2019

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200 (Registrant’s telephone number, including area code)

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2019, the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Bylaws”) to, among other things: establish advance notice requirements for stockholder nominations for election to the Board and for other proposals to be brought by stockholders before meetings of the Company’s stockholders (with respect to the 2019 annual meeting of stockholders, stockholder nominations and other proposals must be received no later than the close of business on May 17, 2019 to be timely); provide that newly created directorships resulting from an increase in the number of authorized directors and vacancies occurring on the Board for any other reason may be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director; establish procedures and disclosure requirements for stockholders to call special meetings; designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain legal proceedings involving the Company (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); and require the approval of holders of two thirds of the outstanding shares of voting stock for stockholders to adopt amendments to certain provisions of the Bylaws.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	By-Laws of Immunomedics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2019	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer